Exhibit 10.4

MANPOWER INC.

NONSTATUTORY STOCK OPTION AGREEMENT
(FOR EXECUTIVE OFFICERS, OTHER THAN CEO/CFO)

This Nonstatutory Stock Option Agreement (this “Agreement”) is executed as of _____________, by and between MANPOWER INC., a Wisconsin corporation (the “Corporation”), and ______________________ (the “Employee”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Corporation has established the 2003 Equity Incentive Plan (the “Plan”) for employees and directors of the Corporation and its Subsidiaries;

WHEREAS, the Corporation anticipates that the Plan will promote the best interests of the Corporation and its shareholders (i) by providing participants who have acquired a proprietary interest in the Corporation with a stronger incentive to put forth maximum effort for the continued success and growth of the Corporation and its Subsidiaries, and (ii) by enabling the Corporation to attract and retain superior employees; and

WHEREAS, the Corporation has granted to the Employee the right to participate in the Plan in the manner and subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the benefits that the Corporation will derive in connection with the services to be rendered by the Employee, the Corporation and the Employee hereby agree as follows:

1.  Provisions of Plan Control.  This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference.  The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Employee.  Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan.  A copy of the Plan will be delivered to the Employee upon reasonable request.

2.  Option; Number of Shares; Option Price.  The Employee shall have the right and option to purchase all or any part of an aggregate _____  Shares (the “Option”) at the purchase price of $______ per Share.

3.  Time Limitations on Exercise of Option.  The Option will become exercisable as to __% of the Shares on __________________________ and an additional __% will become exercisable on _________________________, provided that the Employee is still in the employ of the Corporation on each such date.  To the extent that the number of Shares relating to the Option becoming exercisable on any anniversary date is a fractional number, the cumulative number shall be rounded to the closest whole number, provided however, that to the extent necessary, the cumulative number of Shares relating to the Option becoming exercisable on __________________________ shall be adjusted so that the total Shares that have become exercisable on __________________________ equals the total number of Shares indicated in Paragraph 2 above.  Notwithstanding any limitation established by the Committee on the exercise of the Option or anything else to the contrary contained in this Agreement, the Option shall be immediately exercisable with respect to all Shares upon the occurrence of a Triggering Event.  To the extent not previously exercised according to the terms hereof, the Option shall expire on the tenth anniversary of the date hereof.

4.  Termination of Employment.  The Option shall be exercisable upon the termination of the Employee’s employment relationship with the Corporation and its Subsidiaries only in the manner and to the extent provided in Paragraph 7 of the Plan.

5.  Method of Exercising Option.  The Option may be exercised in whole or in part in accordance with the manner prescribed by the Corporation in effect on the date of exercise.  The Employee may contact the Plan Administrator at the Corporation by calling (414) 961-1000 to receive details regarding the manner of exercise prescribed by the Corporation and in effect on the date of exercise.  The Corporation shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (a) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Corporation shall deem to be necessary or advisable, and (b) receipt from the Employee of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6.  Prohibition Against Transfer.  Unless otherwise provided by the Committee and except as provided in Paragraph 7 of the Plan, the Option, and the rights and privileges conferred hereby, may not be transferred by the Employee, and shall be exercisable during the lifetime of the Employee only by the Employee.

7.  Notices.  Any notice to be given to the Corporation under the terms of this Agreement shall be given in writing either to the management of the Subsidiary employing the Employee, or to the Corporation in care of its Secretary at 5301 North Ironwood Road, Milwaukee, Wisconsin  53217.  Any notice to be given to the Employee may be addressed to him at his address as it appears on the payroll records of the Corporation or any Subsidiary thereof.  Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

8.  Taxes.  The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or exercise of the Option, and the Corporation may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Corporation have been made with respect to such withholding obligations.

9.  Rights of Employee.  The Option, and any payments or other benefits received by the Employee under the Option, is discretionary and shall not be deemed a part of the Employee’s regular, recurring compensation for any purpose, including without limitation for purposes of termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided to the Employee unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines otherwise.

IN WITNESS WHEREOF, the Corporation has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

MANPOWER INC.

By:

The undersigned Employee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof and of the Plan.

Employee

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